EXECUTION COPY



                                 AMENDMENT NO. 3
                  TO THE AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDMENT NO. 3 dated as of June 26, 2002 (this "AMENDMENT") among Key3Media Group, Inc., a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders party to the Credit Agreement (as hereinafter defined) and Morgan Stanley Senior Funding, Inc., as Administrative Agent (the "ADMINISTRATIVE AGENT").


                             PRELIMINARY STATEMENTS

(1) The Borrower has entered into an Amended and Restated Credit Agreement dated as of June 26, 2001, as amended by Amendment No. 1 dated as of July 10, 2001 and Amendment No. 2 dated as of November 9, 2001 (as so amended, the "CREDIT AGREEMENT"), among the Borrower, the Guarantors, the Initial Lender Parties, Morgan Stanley Senior Funding, Inc., as Lead Arranger and Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, The Bank of New York, as Syndication Agent, and Fleet National Bank, BNP Paribas and UBS Warburg LLC, each as a Co-Documentation Agent for the Lender Parties. Capitalized terms not otherwise defined in this Amendment shall have the same meanings as specified in the Credit Agreement.

(2) The Borrower has requested and the Lender Parities have agreed to amend the Credit Agreement as follows:

         SECTION 1. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is, effective as of the date hereof, hereby amended as follows:

         (a) Article I "Definitions and Accounting Terms" is hereby amended by adding a new definition "Amendment No. 3 Effective Date" thereto in the proper alphabetical order to read as follows:

             "Amendment No. 3 Effective Date" means the date on which all of the conditions to effectiveness of the Amendment No. 3, dated as of June 26, 2002, among the Borrower, the Lender Parties party thereto and the Administrative Agent shall have been met pursuant to the terms thereof.

         (b) The definition of "Applicable Margin" is hereby amended by inserting the following at the end of the chart set forth in such definition:

     ---------------------------------------------------------------------------
     LEVERAGE RATIO                       BASE RATE ADVANCES     EURODOLLAR RATE
                                                                 ADVANCES
     ---------------------------------------------------------------------------
     Level X
     Greater than or equal to 4.50:1         2.500%                 3.500%
     and less than 5.00:1.0
     ---------------------------------------------------------------------------
     Level XI
     Greater than or equal to 5.00:1.0       3.000%                 4.000%
     ---------------------------------------------------------------------------

         (c) The definition of "Consolidated EBITDA" is hereby amended by (i) deleting the word "and" at the end of clause (5) thereof, (ii) inserting a new clause (7) at the end of clause (6) to read as follows:

             "and (7) any non-cash items relating to severance and restructuring charges incurred after April 1, 2002 so long as such charges are not paid in cash during such period;"

     and (iii) adding immediately before the proviso contained therein the following clause:

             "MINUS the amount of any severance and restructuring charges actually paid in cash during such period;"

         (d) Section 2.14 is hereby amended by inserting at the end of the first sentence thereof the following PROVISO:

             "PROVIDED, HOWEVER, that, in no case shall an aggregate amount greater than $8,156,000 of the proceeds of all Borrowings made during the period commencing on the Amendment No. 3 Effective Date and ending March 31, 2003, be used to pay interest on the Subordinated Notes."

         (e) Section 3.02(a) is hereby amended by deleting the word "and" at the end of clause (i) thereof and by inserting a new clause (iii) after the end of clause (ii) thereof to read:

             "and (iii) both before and after giving effect to such Borrowing and the application of the proceeds thereof, the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries shall not exceed $10,000,000;"

         (f) Section 5.01(o) is hereby amended by inserting at the end thereof the following clause (iv):

             "(iv) Within 45 days following the Amendment No. 3 Effective Date, take, and cause each of the Loan Parties to take, all action that may be necessary in order to perfect and protect the pledge, assignment and security interest granted by each Loan Party with respect to any bank or deposit account of such Loan Party."

         (g) Section 5.02(p) is hereby amended and restated in its entirety to read as follows:

             "(p) Capital Expenditures. Make, or permit any of its Restricted Subsidiaries to make, any Capital Expenditures that would cause the aggregate amount of all such Capital Expenditures made by the Borrower and its Restricted Subsidiaries to exceed (x) $3,000,000 for the four fiscal quarter period ended March 31, 2003 and (y) $15,000,000 in each Fiscal Year ending on and after December 31, 2003; PROVIDED, HOWEVER, that in no event shall the aggregate amount of such Capital Expenditures made by the Borrower and its Restricted Subsidiaries exceed (i) $1,500,000 for the fiscal quarter ended June 30, 2002, (ii) $2,000,000 for the two fiscal quarters ended September 30, 2002 and
         (iii) $2,500,000 for the three fiscal quarters ended December 31, 2002;

         (h) Section 5.04 is hereby amended and restated in its entirety to read as follows:

             (i) In the case of each of the fiscal quarters ended June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003:

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             (a)  Permit, at the end of each such fiscal quarter, EBITDA for such fiscal quarter to be less than (1) in the case of June 30, 2002, $5,600,000, (2) in the case of September 30, 2002,
                  $1,000,000, (3) in the case of December 31, 2002, $34,000,000 and (4) in the case of March 31, 2003, $(16,000,000).

             (b) Senior Debt Limitation. Maintain at all times an aggregate principal amount of Consolidated Senior Debt for Borrowed Money of the Borrower and its Restricted Subsidiaries not in excess of $100,000,000.

             (c) Total Debt Limitation. Maintain at all times an aggregate principal amount of Consolidated Debt for Borrowed Money of the Borrower and its Restricted Subsidiaries not in excess of $390,000,000.

             (ii) In the case of each fiscal quarter ending after March 31, 2003 but before the end of the fiscal quarter ended on the date of the EBITDA Event (as defined below):

             (a) Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than 1.1:1.

             (b) Senior Debt Limitation. Maintain at all times an aggregate principal amount of Consolidated Senior Debt for Borrowed money of the Borrower and its Restricted Subsidiaries not in excess of $100,000,000.

             (c) Total Debt Limitation. Maintain at all times an aggregate principal amount of Consolidated Debt for Borrowed Money of the Borrower and its Restricted Subsidiaries not in excess of $390,000,000.

         "EBITDA Event" shall mean the occurrence of two consecutive fiscal quarters in respect of which Consolidated EBITDA of the Borrower and its Restricted Subsidiaries during the four consecutive fiscal quarters then ended (as set forth in the financial statements required to be delivered for such fiscal quarter) is in excess of $85,000,000.

             (iii) In the case of each fiscal quarter ending on and after the EBITDA Event:

             (a) Leverage Ratio. Maintain at all times a Leverage Ratio not to exceed 4.90:1.

             (b) Senior Leverage Ratio. Maintain at all times a Senior Leverage Ratio not to exceed 3.75:1.

             (c) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower an Interest Coverage Ratio of not less than 2.25:1.

         (i) Section 5.02(f)(viii) is hereby amended by adding an additional PROVISO at the end thereof to read as follows:

             "and PROVIDED FURTHER that, with respect to such Investments made on and after the Amendment No. 3 Effective Date under this clause
         (viii), (1) the sole consideration therefor shall be Equity Interests of the Borrower or any of its Restricted Subsidiaries, (2) any company or business acquired pursuant to this clause (viii) shall have had positive EBITDA for the four most recently ended consecutive fiscal quarters prior to the date of such acquisition, and (3) immediately after giving effect to the acquisition of a company or business pursuant to this clause (viii), (A) the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Section 5.04, calculated based on the financial statements most recently delivered to the Agents and the Lender Parties pursuant to Section 5.03, as evidenced by a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent, and (B) the Leverage Ratio after giving effect to such Investment shall be less than the Leverage Ratio immediately prior to the consummation of such Investment."

         (j) Section 5.02(f)(ix) is hereby amended by adding an additional PROVISO at the end thereof to read as follows:

             ", and PROVIDED FURTHER that, on and after the Amendment No. 3 Effective Date, no such Investments shall be permitted to be made by the Borrower or any of its Restricted Subsidiaries."

         (k) Exhibit B - Form of Notice of Borrowing is hereby amended by inserting in the second paragraph a new clause (C) at the end thereof to read:

             "(C) Both before and after giving effect to such Borrowing and the application of the proceeds thereof, the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries shall not exceed $10,000,000."


         SECTION 2. Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the Amendment No. 3 Effective Date when, and only when, each of the following conditions has been satisfied:

         (a) The Administrative Agent shall have received counterparts of (i) this Amendment executed by the Borrower, the Required Lenders or, as to any of such Required Lenders, advice satisfactory to the Administrative Agent that such Required Lender has executed this Amendment, and (ii) the Consent attached hereto executed by the Guarantor.

         (b) The representations and warranties set forth in Section 4.01 of the Credit Agreement shall be correct in all material respects on and as of the date first above written.

         (c) No event shall have occurred and be continuing or shall result from the effectiveness of this Amendment, that constitutes a Default.

         (d) The Borrower shall have delivered, pursuant to Section 2.05(a) of the Credit Agreement, a written notice to the Administrative Agent permanently reducing the aggregate Unused Revolving Credit Commitments by $20,000,000.

         (e) The Borrower shall have paid to each Lender Party that has executed this Amendment an amendment fee in an amount equal to 1/2 of 1% of the aggregate Commitments of such Lender Party (after giving effect to the voluntary reduction, if any, of such Lenders Revolving Credit Commitment by the Borrower pursuant to clause (d) above).

         SECTION 3. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment hereof:

             (a) Each reference in the Credit Agreement to "THIS AGREEMENT", "HEREUNDER", "HEREOF" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "THE CREDIT AGREEMENT", "THEREUNDER", "THEREOF" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by this Amendment.

             (b) The Credit Agreement and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, except to the extent of the amendments specifically provided herein.

             (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Secured Parties or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

         SECTION 4. Costs and Expenses. The Borrower hereby agrees to pay, upon demand, all of the reasonably and properly documented costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in connection with the preparation, execution, and delivery of this Amendment and the other instruments, agreements and documents delivered or to be delivered hereunder.

         SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

         SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the date first written above.


                                        KEY3MEDIA GROUP, INC.



                                        By
                                          --------------------------------------
                                               Name:
                                               Title:

                                        MORGAN STANLEY SENIOR
                                           FUNDING, INC.,
                                            as Administrative Agent


                                        By
                                          --------------------------------------
                                               Name:
                                               Title:

                                        MORGAN STANLEY & CO.
                                           INCORPORATED,
                                            as Collateral Agent


                                        By
                                          --------------------------------------
                                               Name:
                                               Title:

LENDERS


                                        MORGAN STANLEY SENIOR
                                            FUNDING, INC.


                                        By
                                          --------------------------------------
                                               Name:
                                               Title:

                                        THE BANK OF NEW YORK


                                        By
                                          --------------------------------------
                                               Name:
                                               Title:

                                        UBS AG, STAMFORD BRANCH


                                        By
                                          --------------------------------------
                                               Name:
                                               Title:

                                        FLEET NATIONAL BANK


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        U.S. BANK NATIONAL ASSOCIATION


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        WELLS FARGO BANK, N.A.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        BNP PARIBAS


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

INITIAL ISSUING BANK


                                        MORGAN STANLEY SENIOR
                                            FUNDING, INC.


                                        By
                                          --------------------------------------
                                               Name:
                                               Title:

                                     CONSENT



                                                       Dated as of June 26, 2002


         Reference is made to Amendment No. 3 dated as of June 26, 2002 (the "AMENDMENT") among Key3Media Group, Inc., a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement (collectively, the "LENDERS"), and Morgan Stanley Senior Funding, Inc., as Administrative Agent (the "AGENT"). Capitalized terms used but not defined herein shall have the same meanings as specified in the Amended and Restated Credit Agreement dated as of June 26, 2001 (as amended to date, the "CREDIT AGREEMENT"), among the Borrower, the Lenders and the Agent.

         The undersigned, in its capacity as a Guarantor under the guaranty set forth in Article VII of the Credit Agreement (the "GUARANTY") in favor of the Secured Parties referred to therein, hereby consents to the execution, delivery and performance of the Amendment and agrees that:

          (a) Notwithstanding the effectiveness of this Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Guaranty to the "THE CREDIT AGREEMENT", "THEREUNDER", "THEREOF", "THEREIN" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by the Amendment.

          (b) The Collateral Documents to which such Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure payment of all of the Secured Obligations (in each case as defined therein).

         This Consent shall be governed by, and construed in accordance with, the laws of the State of New York.

         Delivery of an executed counterpart of a signature page of this Consent by telecopier shall be effective as the delivery of an original executed counterpart of this Consent.



                              KEY3MEDIA EVENTS, INC.


                              By:
                                   ---------------------------------------------
                              Name:
                              Title: